Exhibit 99.2

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John McCallion
(212) 578-7888
STEVEN A. KANDARIAN NAMED
CHAIRMAN OF THE BOARD OF DIRECTORS OF METLIFE
NEW YORK, October 31, 2011 — The board of directors of MetLife, Inc. (NYSE: MET) announced that Steven A. Kandarian will succeed C. Robert Henrikson as chairman of the board effective January 1, 2012. Kandarian was elected to the MetLife board on April 26, 2011 and became MetLife’s president and chief executive officer on May 1, 2011.
“Steve’s leadership and determination to make MetLife not only the leader in the insurance industry but a world-class company in all aspects of our operations made him the board’s unanimous choice to take on the responsibilities of chairman, in addition to his roles as president and CEO,” said MetLife Lead Director Cheryl W. Grisé. “With his global strategic thinking, drive to make the company truly customer focused and his deep knowledge of MetLife’s risk management culture and businesses, Steve is exceptionally qualified to lead the company to a new chapter of growth and outstanding performance.”
Steven A. Kandarian stated, “I am deeply honored to take on the added responsibilities of chairman, as our entire organization unites around a commitment to excellence in every aspect of our work. We are emerging from a period of extraordinary global economic challenges with enhanced strength and opportunities to extend MetLife’s industry leadership and define a new standard of quality as we meet the needs of our customers worldwide. I look forward to working with our board, our management team, and our exceptionally talented employees and distribution partners to create value for all of our stakeholders.”
Kandarian, 59, joined MetLife as the company’s chief investment officer in April 2005. As CIO, he enhanced the company’s focus on effective risk management and diversified its investment portfolio, in part through the $5.4 billion sale of Peter Cooper Village/Stuyvesant Town in 2006. Under Kandarian’s leadership, MetLife identified the housing bubble early and reduced the company’s exposure to sub-prime mortgage-backed securities, raised the overall quality of its corporate credit portfolio and increased its focus on low loan-to-value commercial and agricultural mortgages.
In 2007, he oversaw a comprehensive review of MetLife’s strategic initiatives, which resulted in the identification of key areas of focus for MetLife to achieve revenue growth and expense savings. In 2009, Kandarian assumed responsibility for MetLife’s global brand and marketing services department.
MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 50 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors”, MetLife, Inc.’s Current Report on Form 8-K dated March 1, 2011 and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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